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                                 Exhibit 23.1
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                                 July 24, 1996



Board of Directors
Illinois Community Bancorp, Inc.
210 E. Fayette Avenue
Effingham, Illinois  62401-3613

     Re: Registration Statement on Form S-8;
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           Illinois Community Bancorp, Inc.
           Management Recognition Plan and
           1996 Stock Option and Incentive Plan


     We consent to the incorporation by reference in this registration statement of 70,357 shares on Form S-8 of our reports dated May 24, 1996, on our audits of the consolidated financial statements and financial statement schedules of Illinois Guarantee Savings Bank, FSB and Subsidiary as of June 30, 1995 and 1994, and for the years in the three-year period ended June 30, 1995, which reports were included in Illinois Community Bancorp, Inc. Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on April 9, 1996. We also consent to the reference to our firm under the caption "Experts."



                               /s/ Larsson, Woodyard & Henson, LLP
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                               Larsson, Woodyard & Henson, LLP